UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 24, 2009
Aflac Incorporated

(Exact name of registrant as specified in its charter)

Georgia	001-07434	58-1167100

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1932 Wynnton Road, Columbus, Georgia		31999

(Address of principal executive offices)		(Zip Code)
706.323.3431

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.
     On July 24, 2009, Aflac Incorporated executed a loan with a leading Japanese financial institution totaling 10 billion yen, or approximately $105 million at the current exchange rate. Interest on the loan will be paid semiannually at 3.60%, and the loan will mature on July 24, 2015. This issuance is only redeemable prior to maturity upon the occurrence of a tax event as specified in the loan agreement. Aflac anticipates that it will use the net proceeds of the yen-denominated loan for the repayment of debt which matures in 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aflac Incorporated
July 30, 2009	/s/ Ralph A. Rogers, Jr.
(Ralph A. Rogers, Jr.)
Senior Vice President, Financial Services Chief Accounting Officer

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